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Exhibit 5.2

Allen & Overy LLP Apollolaan 15 1077 AB Amsterdam The Netherlands
P.O. Box 75440 1070 AK Amsterdam The Netherlands
	Tel	+31 (0)20 674 1000
	Fax	+31 (0)20 674 1111
TNT N.V. Neptunusstraat 41–63 2132 JA Hoofddorp The Netherlands

Amsterdam, May 31, 2005

TNT N.V., Registration Statement on Form F-3

Ladies and Gentlemen,

1.
You have requested that we, the undersigned, as your legal counsel in respect of certain matters of the law of The Netherlands, render an opinion in connection with the registration by TNT N.V., a public limited liability company with its registered seat in Amsterdam, the Netherlands (TNT) of TNT's:

(i)
ordinary shares (the Ordinary Shares),

(ii)
debt securities (the Debt Securities),

(iii)
warrants (the Warrants),

(iv)
purchase contracts (the Purchase Contracts), and

(v)
units (the Units)

(each a Security and, collectively, the Securities). The Securities are being registered under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement on Form F-3 (the Registration Statement). There will be registered under the Registration Statement such indeterminate number of Securities as shall have an aggregate offering price not to exceed US$1,000,000,000. The Securities will be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

        The Debt Securities are to be issued pursuant to the indenture dated as of May 28, 2004 (the Indenture) between TNT and Citibank, N.A., as trustee (the Trustee). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

        The Securities will be issued either independently or together with other Securities as Units and the Warrants, Purchase Contracts and Units will be issued pursuant to a warrant agreement, purchase contract agreement or unit agreement, as applicable, by and between TNT and a bank or trust company as the applicable agent or trustee.

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London EC4M 9QQ. Any reference to a partner or compagnon in connection with Allen & Overy LLP should be regarded as a reference to a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP is regulated by the Law Society. If for any reason Allen & Overy LLP is unable to resolve a problem between it and a client, the client may utilise the complaints and redress scheme operated by the Law Society.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin and Warsaw.

2.
In rendering this opinion, we have examined and relied upon the following documents:

(a)
an excerpt dated 31 May 2005 of TNT's registration in the trade register of the Chamber of Commerce and Industry in Amsterdam (the Trade Register) (the Excerpt);

(b)
a copy of TNT's deed of incorporation dated 29 December 1997 (the Deed of Incorporation);

(c)
TNT's articles of association dated 11 April 2005 deposited with the Trade Register as being in force on the date hereof (the Articles);

(d)
minutes of the Management Board meeting of TNT of 24 February 2005;

(e)
an executed copy of the Registration Statement; and

(f)
an executed copy of the Indenture.

        We have not examined any other agreement, deed or document entered into by or affecting TNT or any other corporate records of TNT and have not made any other inquiry concerning it.

3.
For the purpose of rendering the opinions expressed herein, we have assumed:

(i)
the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to originals of all documents submitted to us as copies;

(ii)
that TNT has not been dissolved, granted a moratorium, or declared bankrupt. Although not constituting conclusive evidence thereof, our assumption is supported by (a) the contents of the Excerpt and (b) information obtained by telephone today from the bankruptcy clerk's office of the district court in Amsterdam;

(iii)
that (a) each party to the Indenture other than TNT has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Indenture and (b) the Indenture has been duly authorised, executed and delivered by or on behalf of the parties thereto other than TNT;

(iv)
that the Indenture and the Securities (other than the Ordinary Shares) are or will be expressed to be governed by the laws of the State of New York and constitute or will constitute the legal, valid and binding obligations of the parties thereto, enforceable against those parties in accordance with their terms, under the law of the State of New York and under the laws of any other relevant jurisdiction (other than The Netherlands);

(v)
that the Indenture has not been amended, supplemented, terminated, rescinded or declared null and void by a court;

(vi)
that the current authority to represent TNT pursuant to the Articles will not be amended, which under Netherlands law will require a resolution to that effect by the general meeting of shareholders of TNT;

(vii)
that the Securities, and if the Securities are convertible, exchangeable or exercisable, into other securities, the other securities issuable upon conversion, exchange or exercise, at the time of issuance thereof will have been duly authorised, where required, and validly issued and delivered in accordance with the Articles in effect at the time of authorisation, issuance or delivery; and

(viii)
that the nominal amount and any share premium agreed upon at any time of the Ordinary Shares issued as Securities or issuable upon conversion, exchange or exercise of the Securities convertible, exchangeable, or exercisable into Ordinary Shares have or will have been duly paid-up at the time of issuance thereof and that the Ordinary Shares issued as Securities or issuable upon conversion, exchange or exercise of the Securities convertible, exchangeable, or exercisable into Ordinary Shares are non-assessable.

4.
This opinion is limited to the laws of the Netherlands currently in force (unpublished case law not included) excluding tax law (except as specifically referred to herein), the laws of the EU (insofar as not implemented in Dutch law or directly applicable in the Netherlands) and competition or procurement laws. Other than in our opinion dated as of the date herewith and filed as Exhibit 8.2 to the Registration Statement, we express no opinion in respect of any matter of taxation.

  We express no opinion as to matters of fact.

5.
Based upon the foregoing and subject to the qualifications and limitations stated hereafter, we are at the date hereof of the opinion that:

A.
Corporate Status

    TNT has been duly incorporated and is validly existing as a public company with limited liability under the laws of The Netherlands.

  B.
  Corporate Power

    TNT had the corporate power to execute and deliver the Indenture and has the corporate power, to offer, execute and issue the Securities and to perform its obligations under the Indenture and the Securities.

  C.
  Due Authorisation and Execution

  (1)
  The filing of the Registration Statement with the United States Securities and Exchange Commission has been duly authorised by all requisite corporate action on the part of, and has been duly executed by, TNT. The Indenture has been duly executed by TNT.

  (2)
  When the Securities (other than the Ordinary Shares), if issued by TNT, have been signed on behalf of TNT by the chief executive officer or any two members of the Executive Board or by a person or persons duly authorised to represent TNT for such purpose under a valid power of attorney, issued, authenticated and delivered in accordance with their terms, they will have been duly executed by TNT. When issued, the Ordinary Shares will be fully paid and non-assessable.

  D.
  Choice of Law

  (1)
  The choice of the law of the State of New York as the law governing the Indenture and the Securities (other than the Ordinary Shares) is valid and binding under the laws of The Netherlands, except (i) to the extent that any term of the Indenture or the Securities (other than the Ordinary Shares) or any provision of the laws of the State of New York applicable thereto is manifestly incompatible with the public policy of The Netherlands, (ii) that mandatory rules of Dutch corporate law apply to any issuance of Securities if the Securities are convertible, exchangeable or exercisable into Ordinary Shares and (iii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction, those rules must be applied, whatever the chosen law.

  (2)
  In the absence of an applicable convention between the United States and The Netherlands, a judgment rendered by a New York court in that jurisdiction will not be enforced by the courts of The Netherlands. In order to obtain a judgment which is enforceable in The Netherlands the claim must be re-litigated before a competent Netherlands court. A judgment rendered by a foreign court pursuant to the Agreement will, under current practice, be recognised by a Netherlands court (i) if that judgment results from proceedings compatible with Netherlands concepts of due process, and (ii) if that judgment does not contravene public policy of The Netherlands. If the judgment is recognised by a Netherlands court, that court will generally grant the same claim without relitigation on the merits.

6.
This opinion is subject to the following qualifications:

(a)
The opinions expressed herein may be affected or limited by (i) the general defences available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium, and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

(b)
Under the laws of The Netherlands each power of attorney or mandate, whether or not irrevocable, granted by TNT will terminate by force of law, and without notice, upon bankruptcy of TNT and will cease to have effect upon TNT having been granted a suspension of payments. To the extent that the appointment by TNT of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would also apply.

(c)
If a facsimile signature will be used for the Securities (other than the Ordinary Shares), each signatory should approve such use of his or her signature and evidence of such approval may be required for the enforcement of the Securities in The Netherlands. If any of the Securities (other than the Ordinary Shares) were executed by attaching thereto the facsimile signature of any person who no longer holds office at the date of actual issuance of rights under such Securities, it may be necessary for the enforcement of rights under such Securities in The Netherlands that the holder thereof presents both the Securities and evidence of approval by the signatory.

7.
In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not always be identical to the concepts described by the English terms as such terms may be understood under the laws of other jurisdictions. This opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this opinion and all rights, obligations or liability in relation to it are governed by Dutch law and that any action or claim in relation to it can only be brought exclusively before the courts of Amsterdam, the Netherlands.

8.
This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any other matters not specifically referred to herein. Nothing in this opinion should be taken as expressing an opinion in respect of the factual accuracy of the truthfulness of any representations or warranties, or other information as to factual matters, contained in the Indenture or any other document referred to herein or examined in connection with this opinion except as expressly confirmed herein.

9.
We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Yours faithfully,

/s/ ALLEN & OVERY LLP

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  Exhibit 5.2